Frontier Financial Corporation/Frontier Bank Board of Directors Appoints Patrick Fahey and David Cuthill as Directors

EVERETT, WA -- 11/01/2005 -- Frontier Financial Corporation (NASDAQ: FTBK) Board of Directors today announced the appointment of Patrick M. Fahey and David M. Cuthill as new outside directors to both Frontier Financial Corporation and Frontier Bank's boards effective January 1, 2006. Messrs. Cuthill and Fahey both join the board as "independent" directors, as defined by Nasdaq. Mr. Cuthill will serve on the Audit Committee as a financial expert.

Patrick Fahey is a graduate of Seattle University, Pacific Coast Banking School and the Management Program of the University of Washington Graduate School of Business. Mr. Fahey has 38 years in banking in the Northwest and retired from Wells Fargo in October 2004 where he was Chairman of Regional Banking in Washington. From 1988 to 2003 he was Chairman, President, and Chief Executive Officer of PacificNorthwest Bank, which he founded in 1988.

David Cuthill is a graduate of the University of Washington in 1983 with a degree in business administration, and Seattle University School of Law in 1987. Mr. Cuthill is currently Real Estate Director with Opus Northwest, LLC, a full-service real estate developer serving the northwestern region of the United States. From 1995 to 2002 he was responsible for real estate management for Nordstrom, Inc. and in 2001 was promoted to Divisional Vice President.

"We are delighted to welcome both Pat and Dave to our team of board members," said Robert Dickson, Chairman of the Board of Frontier Financial Corporation and Frontier Bank. "We are pleased to have someone with Pat's experience as a Seattle banker with a statewide reputation along with Dave's knowledge and financial expertise that will complement the current Board's composition."

In addition, we believe this is the first time in Washington State banking history that four past presidents of the Washington Bankers Association are serving on one bank board. These four bankers: Bob Dickson, John Dickson, Michael Clementz and Patrick Fahey have a total of over 150 years in banking experience.

Frontier is a Washington-based financial holding company providing financial services through its commercial bank subsidiary, Frontier Bank. Frontier offers a wide range of financial services to businesses and individuals in its market area, including investment and insurance products.

CERTAIN FORWARD-LOOKING INFORMATION -- This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing Frontier of the protections of the safe harbor provisions of the PSLRA. The forward-looking statements contained herein are subject to factors, risks and uncertainties that may cause actual results to differ materially from those projected. The following items are among the factors that could cause actual results to differ materially from the forward-looking statements: general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; recent world events and their impact on interest rates, businesses and customers; the regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive standards; competitive factors, including increased competition with community, regional and national financial institutions; fluctuating interest rate environments; higher than expected loan delinquencies; and similar matters. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only at the date of this release. Frontier undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review the risk factors described in this and other documents Frontier files from time to time with the Securities and Exchange Commission, including Frontier's 2004 Form 10-K.

FRONTIER FINANCIAL CORPORATION
332 SW Everett Mall Way
Everett, WA  98204

Contact:

Michael J. Clementz
Frontier Financial Corporation
President & CEO
360-598-8003

John J. Dickson
Frontier Bank
CEO
425-514-0700